FOR IMMEDIATE RELEASE

ARI Network Services, Inc. Announces Fourth Quarter and Fiscal 2015 Results
Fiscal 2015 revenue increases 23% to more than $40M, Adjusted EBITDA increases 49% to $6.6M

Milwaukee, Wis., October 28, 2015 – ARI Network Services, Inc. (NASDAQ: ARIS), an award-winning provider of SaaS, software tools and marketing services that help dealers, distributors and manufacturers Sell More Stuff!™, reported financial results today for its fiscal fourth quarter and fiscal year ended July 31, 2015.

Highlights for the fiscal year 2015 included:

•

Revenue increased 22.5% to $40.4 million, which compares with $33.0 million for the same period last year. Recurring revenue was $36.5 million, or 90.2% of revenue, compared with $30.9 million, or 93.6% of revenue, for the same period last year.

•	Operating income was $2.3 million, compared with $0.4 million for the same period last year, an increase of 550%. Net Income was $1.1 million, compared with a net loss of $0.1 million last year.
•	Adjusted EBITDA, a non-GAAP measure, was $6.6 million or 16.3% of revenue. This compares with Adjusted EBITDA of $4.4 million or 13.4% of revenue in the same period last year.
•	Cash generated from operations was $6.3 million, compared with $2.4 million for the same period last year, an increase of 165%.
•

The Company completed the acquisitions of TCS Technologies (“TCS”), TASCO Corporation and its affiliated company Signal Extraprise Corporation (collectively “TASCO”) and Direct Communications Inc. (“DCi”). These acquisitions expanded the ARI customer base by more than 2,000 customers and accelerated its growth in the auto tire and wheel aftermarket and the overall automotive aftermarket.

Highlights for the fourth quarter of fiscal 2015 included:

•

Revenue increased 27.7% to $10.9 million, which compares with $8.5 million for the same period last year and $10.3 million in 3Q15. Recurring revenue was $9.8 million, or 90.1% of revenue, which compares with $7.8 million for the same period last year and $9.3 million in 3Q15.

•	Operating income was $686,000, compared with $430,000 for the same period last year and $675,000 in 3Q15.
•

Adjusted EBITDA was $1.8 million, or 16.5% of revenue. This compares with Adjusted EBITDA of $1.6 million, or 18.8% of revenue in the same period last year and $1.7 million, or 16.8% of revenue in 3Q15.

•	Cash generated from operations was $1.7 million, compared with $1.3 million for the same period last year and $1.9 million in 3Q15.
•

On July 13, 2015, the Company completed the acquisition of DCi, a leading provider of differentiated product content and electronic catalog software serving manufacturers, distributors, jobbers and independent retailers in the $300 billion automotive aftermarket.

Fiscal Year 2015 Financials
Fiscal 2015 was another record year for ARI. The Company achieved record results in total revenues, operating income, Adjusted EBITDA and cash flow from operations.

The Company also returned to a net profit, with net income of $1.1 million or $0.07 per share, compared with a net loss of $0.1 million or ($0.01) per share in the prior year.

Management Discussion
Roy W. Olivier, President and Chief Executive Officer of ARI, commented, “As a result of successfully executing on our strategy in fiscal 2015, it was a transformative year for ARI in many respects. In addition to another year of record results, we closed three acquisitions that complement ARI’s strategic opportunities and position us well for the future. Just a few years ago, we were effectively serving four vertical markets with two products and a total addressable market of about 25,000 dealers in the U.S. As a result of the actions we have taken in the past few years, we are now serving seven vertical markets with four products and services and a total addressable market of about 150,000 dealers in the U.S. I believe this better positions our Company for continued growth.”

William Nurthen, Chief Financial Officer of ARI, commented, “Our operating profit and Adjusted EBITDA performance for the fourth quarter and fiscal year 2015 were especially strong considering the impact of costs related to acquisitions. The Q4 results were impacted by approximately $200,000 in transaction costs, and the fiscal year 2015 results were impacted by more than $500,000 in transactions costs related to the three acquisition completed in the year.”

Fiscal 2015 Conference Call
ARI will conduct a conference call on Wednesday October 28, 2015, at 4:30 p.m. EDT, to review the financial results for the year ended and fiscal quarter ended July 31, 2015. Interested parties can access the conference call by dialing 877.359.3639 or 408.427.3725 and referring to Conference ID: 10333777. The conference call is also being webcast and is available via the Company’s investor relations website at investor.arinet.com. A replay of the webcast will be archived on the Company’s investor relations website for 60 days.

Non-GAAP Measures

Adjusted EBITDA, a non-GAAP measure, is defined as earnings before interest, income taxes, depreciation and amortization, excluding stock-based compensation. Management believes Adjusted EBITDA to be a meaningful indicator of our performance that provides useful information to investors regarding our financial condition and results of operations. While management considers Adjusted EBITDA to be an important measure of comparative operating performance, it should be considered in addition to, but not as a substitute for, net income and other measures of financial performance reported in accordance with generally accepted accounting principles (GAAP). Not all companies calculate Adjusted EBITDA in the same manner and the measure as presented may not be comparable to similarly titled measures presented by other companies. A reconciliation of net income to Adjusted EBITDA can be found in this release and at the Company’s investor relations website for all periods presented.

About ARI
ARI Network Services, Inc. (ARI) (NASDAQ: ARIS) offers an award-winning suite of SaaS, software tools, and marketing services to help dealers, equipment manufacturers and distributors in selected vertical markets Sell More Stuff!™ – online and in-store. Our innovative products are powered by a proprietary data repository of enriched original equipment and aftermarket electronic content spanning more than

17 million active part and accessory SKUs and 750,000 equipment models. Business is complicated, but we believe our customers’ technology tools don’t have to be. We remove the complexity of selling and servicing new and used vehicle inventory, parts, garments and accessories (PG&A) for customers in the automotive tire and wheel aftermarket, powersports, outdoor power equipment, marine, home medical equipment, recreational vehicles and appliance industries. More than 23,500 equipment dealers, 195 distributors and 3,360 brands worldwide leverage our web and eCatalog platforms to Sell More Stuff!™ For more information on ARI, visit investor.arinet.com.

Additional Information

•	Follow @ARI_Net on Twitter: twitter.com/ARI_Net
•	Become a fan of ARI on Facebook: www.facebook.com/ARInetwork
•	Join us on G+: plus.google.com
•	LinkedIn: www.linkedin.com
•	Read more about ARI: investor.arinet.com/about-us

Images for media use only

Roy W. Olivier Hi Res | Roy W. Olivier Low Res

ARI Logo Hi Res|  ARI Logo Low Res

Forward-Looking Statements
Certain statements in this news release contain "forward‐looking statements" regarding future events and our future results that are subject to the safe harbors created under the Securities Act of 1933. All statements other than statements of historical facts are statements that could be deemed to be forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projects about the markets in which we operate and the beliefs and assumptions of our management. Words such as "expects," "anticipates," “targets,” “goals,” “projects”, “intends,” “plans,” "believes," “seeks,” “estimates,” “endeavors,” “strives,” “may,” or variations of such words, and similar expressions are intended to identify such forward-looking statements. Readers are cautioned that these forward‐looking statements are subject to a number of risks, uncertainties and assumptions that are difficult to predict, estimate or verify. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. Such risks and uncertainties include those factors described in Part 1A of the Company’s most recent annual report on Form 10‐K, as such may be amended or supplemented by subsequent quarterly reports on Form 10-Q, or other reports filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward‐looking statements. The forward‐looking statements are made only as of the date hereof, and the Company undertakes no obligation to publicly release the result of any revisions to these forward‐looking statements. For more information, please refer to the Company’s filings with the Securities and Exchange Commission.

For media inquiries, contact:

Colleen Malloy, Director of Marketing, ARI, +1.414.973.4323, colleen.malloy@arinet.com

Investor inquiries, contact:

Steven Hooser, Three Part Advisors, +1.214.872.2710, shooser@threepa.com

ARI Network Services, Inc.
Consolidated Statements of Operations
(Dollars in Thousands, Except per Share Data)

	Three months ended July 31		Twelve months ended July 31
	2015	2014	2015	2014
	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)
Net revenue	$10,912	$8,548	$40,443	$33,019
Cost of revenue	1,911	1,572	7,302	6,378
Gross profit	9,001	6,976	33,141	26,641
Operating expenses:
Sales and marketing	2,499	2,154	10,427	9,344
Customer operations and support	2,419	1,616	7,811	6,645
Software development and technical support (net of capitalized software product costs)	1,153	701	4,199	2,717
General and administrative	1,731	1,732	6,634	6,222
Depreciation and amortization (exclusive of amortization of software product costs included in cost of revenue)	513	308	1,756	1,322
Loss on impairment of long-lived assets	-	35	—	35
Net operating expenses	8,315	6,546	30,827	26,285
Operating income	686	430	2,314	356
Other income (expense):
Interest expense	(113)	(70)	(465)	(286)
Loss on change in fair value of stock warrants	—	—	—	(28)
Gain on change in fair value of contingent liabilities	—	41	—	67
Gain on change in fair value of contingent assets	—	—	28	—
Other, net	—	3	5	30
Total other income (expense)	(113)	(26)	(432)	(217)
Income before provision for income tax	573	404	1,882	139
Income tax expense	(205)	(230)	(811)	(241)
Net income (loss)	$368	$174	$1,071	$(102)

Weighted average common shares outstanding:
Basic	16,721	13,455	14,849	13,290
Diluted	17,117	13,786	15,279	13,290

Net income (loss) per common share:
Basic	$0.02	$0.01	$0.07	$(0.01)
Diluted	$0.02	$0.01	$0.07	$(0.01)

ARI Network Services, Inc.
Consolidated Balance Sheets
(Dollars in Thousands, Except per Share Data)

	July 31	July 31
	2015	2014
	(Unaudited)	(Audited)
ASSETS
Cash and cash equivalents	$2,284	$1,808
Trade receivables, less allowance for doubtful accounts of $372
and $359 at July 31, 2015 and 2014	2,046	1,212
Work in process	165	294
Prepaid expenses and other	848	1,030
Deferred income taxes	3,092	2,655
Total current assets	8,435	6,999
Equipment and leasehold improvements:
Computer equipment and software for internal use	2,800	2,382
Leasehold improvements	629	626
Furniture and equipment	2,981	2,327
Total equipment and leasehold improvements	6,410	5,335
Less accumulated depreciation and amortization	(3,989)	(3,564)
Net equipment and leasehold improvements	2,421	1,771
Capitalized software product costs:
Amounts capitalized for software product costs	25,463	22,676
Less accumulated amortization	(20,337)	(18,656)
Net capitalized software product costs	5,126	4,020
Deferred income taxes	2,398	3,507
Other long-term assets	84	72
Other intangible assets	10,116	3,612
Goodwill	21,168	12,367
Total non-current assets	41,313	25,349
Total assets	$49,748	$32,348

ARI Network Services, Inc.
Consolidated Balance Sheets
(Dollars in Thousands, Except per Share Data)

	July 31	July 31
	2015	2014
	(Unaudited)	(Audited)
LIABILITIES
Current portion of long-term debt	$1,338	$675
Current portion of contingent liabilities	754	295
Accounts payable	708	656
Deferred revenue	7,327	7,415
Accrued payroll and related liabilities	1,752	1,336
Accrued sales, use and income taxes	140	123
Other accrued liabilities	748	472
Current portion of capital lease obligations	174	195
Total current liabilities	12,941	11,167
Long-term debt	9,191	3,375
Long-term portion of contingent liabilities	362	153
Capital lease obligations	106	233
Other long-term liabilities	199	214
Total non-current liabilities	9,858	3,975
Total liabilities	22,799	15,142
SHAREHOLDERS' EQUITY
Cumulative preferred stock, par value $.001 per share, 1,000,000 shares authorized; 0 shares issued and outstanding at July 31, 2015 and 2014	—	—
Junior preferred stock, par value $.001 per share, 100,000 shares authorized; 0 shares issued and outstanding at July 31, 2015 and 2014	—	—
Common stock, par value $.001 per share, 25,000,000 shares authorized; 17,097,426 and 13,506,316 shares issued and outstanding at July 31, 2015 and 2014	17	14
Additional paid-in capital	114,700	106,077
Accumulated deficit	(87,793)	(88,864)
Other accumulated comprehensive income (loss)	25	(21)
Total shareholders' equity	26,949	17,206
Total liabilities and shareholders' equity	$49,748	$32,348

ARI Network Services, Inc.
Consolidated Statements of Cash Flow
(Dollars in Thousands, Except per Share Data)

	Twelve months ended July 31
	2015	2014
Operating activities:	(Unaudited)	(Audited)
Net income (loss)	$1,071	$(102)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Amortization of software products	2,023	2,052
Amortization of discount related to present value of earn-out	(10)	(15)
Amortization of bank loan fees	38	26
Interest expense related to earn-out payable	49	76
Depreciation and other amortization	1,756	1,322
Loss on impairment of long-lived assets	-	35
Gain on change in fair value of earn-out receivable	(28)	-
Loss on change in fair value of stock warrants	-	28
Gain on change in fair value of earn-out payable	-	(67)
Provision for bad debt allowance	168	279
Deferred income taxes	720	227
Stock based compensation	301	340
Stock based director fees	145	220
Net change in assets and liabilities:
Trade receivables	114	(545)
Work in process	129	(140)
Prepaid expenses and other	24	(41)
Other long-term assets	(50)	-
Accounts payable	(75)	(40)
Deferred revenue	(584)	(1,156)
Accrued payroll and related liabilities	266	(229)
Accrued sales, use and income taxes	8	(24)
Other accrued liabilities	248	137
Net cash provided by operating activities	$6,313	$2,383
Investing activities:
Purchase of equipment, software and leasehold improvements	(692)	(631)
Cash received on earn-out from disposition of a component of the business	111	101
Cash paid for contingent liabilities related to acquisitions	(250)	(249)
Cash paid for net assets related to acquisitions	(9,700)	(241)
Software developed for internal use	-	(29)
Software development costs capitalized	(1,411)	(1,769)
Net cash used in investing activities	$(11,942)	$(2,818)
Financing activities:
Payments on long-term debt	$(622)	$(450)
Borrowings under long-term debt	2,168	-
Proceeds from capital lease obligations incurred	-	312
Payments of capital lease obligations	(253)	(100)
Proceeds from issuance of common stock	4,834	289
Net cash provided by financing activities	$6,127	$51
Effect of foreign currency exchange rate changes on cash	(22)	(3)
Net change in cash and cash equivalents	476	(387)
Cash and cash equivalents at beginning of period	1,808	2,195
Cash and cash equivalents at end of period	$2,284	$1,808
Cash paid for interest	$350	$292
Cash paid for income taxes	$64	$106

Reconciliation of Non-Gaap Measures
(Unaudited)

Earnings before interest, taxes, depreciation and amortization (EBITDA) and Adjusted EBITDA for the three and twelve months ended July 31, 2015 and 2014, respectively:

Adjusted EBITDA:		FY2015	FY2014	FY2015	FY2014
		Q4	Q4	YTD	YTD
Net Income (loss)		$ 368	$ 174	$ 1,071	$ (102)
	Interest	113	70	465	286
	Amortization of software products	463	558	2,023	2,052
	Other depreciation and amortization	511	308	1,756	1,322
	Loss on FMV of Warrant Derivatives	-	-	-	28
	Loss on impairment of long-lived assets	-	35	-	35
	Income taxes	205	230	811	241
	EBITDA	$ 1,660	$ 1,375	$ 6,126	$ 3,862
	Stock-based compensation	141	231	446	560
	Adjusted EBITDA	$ 1,801	$ 1,606	$ 6,572	$ 4,422

Management believes Adjusted EBITDA is helpful in understanding period-over-period operating results separate and apart from non-operating expenses and expenses pertaining to prior period investing activities, particularly given the Company’s significant investments in capitalized software and its continuing efforts in completing acquisitions, which typically result in significant depreciation and amortization expense in subsequent periods. The Company uses Adjusted EBITDA as a factor in evaluating potential acquisition targets and analyzing the pro forma impact of the acquisition on the Company. However, Adjusted EBITDA has significant limitations as an analytical tool and should only be used cautiously in addition to, and never as a substitute for, operating income, cash flows or other measures of financial performance prepared in accordance with generally accepted accounting principles and may not necessarily be comparable to similarly titled measures of other companies.

The Company began using EBITDA, adjusted to add back non-cash, stock-based compensation, as a performance measure during the fourth quarter of fiscal 2015. All prior periods have been updated to reflect this presentation.